Exhibit 1 to Form 13G
Filed by Northern Trust Corporation



			CERTIFIED RESOLUTION

The undersigned certifies that the undersigned is the duly appointed, qualified and acting Secretary or Assistant Secretary of Northern Trust Corporation, as
 indicated below, and that the following resolution was duly adopted by the Board of Directors of Northern Trust Corporation on April 15, 2014 and remains in full force and effect:

RESOLVED, that each of the 'Executive Officers' of Northern Trust Corporation (the 'Corporation'), as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934 (the 'Executive Officers'), and each of the following other officers of the Corporation or its subsidiaries, is hereby authorized to sign, on behalf of the Corporation, any Statements on Form 13G, and any amendments to such Statements, required to be filed with the Securities and Exchange Commission by the Corporation with respect to any securities beneficially owned by the Corporation and any of its direct or indirect subsidiaries:
				Robert P. Browne
				James D. McDonald
				Matt Peron


IN WITNESS WHEREOF, the undersigned has executed this certificate on February 6, 2015.

	/s/ Stephanie Greisch
	Stephanie S Greisch
	Secretary
	Northern Trust Corporation